UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2008

POPE & TALBOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 12, 2008, the Board of Directors (the “Board”) of Pope & Talbot, Inc. (the “Company”) appointed James P. Shinehouse, as Chief Restructuring Officer of the Company.  Mr. Shinehouse is a managing director at Kroll Talbot Hughes, LLC, a Pennsylvania limited liability corporation (“KTH”).  Mr. Shinehouse and KTH will, among other things, assist in the wind down of the Company’s operations following the court-approved sale of all of the Company’s operating assets as it is currently contemplated under the terms of the asset purchase agreement, dated February 5, 2008, among the Company, certain of the Company’s wholly owned subsidiaries and PT Pindo Deli Pulp and Paper Mills (“Pindo Deli”) that, upon the closing of the sale of substantially all of the assets related to the Company’s pulp business to Pindo Deli, certain members of the Company’s current senior management, including the Company’s Chief Financial Officer, will accept offers of employment from Pindo Deli (or its designated affiliate).  Mr. Shinehouse joins the Company with over 15 years of experience in complex corporate restructurings for international clients.  The appointment of Mr. Shinehouse is subject to approval of the United States Bankruptcy Court for the District of Delaware overseeing the Company’s chapter 11 cases and the British Columbia Supreme Court overseeing the Company’s CCAA proceedings.

Item 8.01.      Other Events.

Amendment to Pope & Talbot, Inc. Non-Employee Director Compensation Policy

On March 12, 2008, the Company amended its compensation policy for non-employee directors.  Under the previous compensation program, directors were paid an annual retainer of $50,000 per year for service as a director and additional supplemental fixed annual payments for service, as applicable, as Chairman of the Board or Chair of a Committee of the Board.  All such annual amounts were payable in cash in a single payment due in May.  To assist the Company with its liquidity, and in recognition of the possibility that the Company’s chapter 11 cases and CCAA proceedings will conclude during 2008, the Compensation Committee of the Board resolved to replace the yearly lump sum director’s retainer payable each May, to provide for monthly retainer payments in amounts equal to one-twelfth of the retainers paid in 2007.  The compensation policy for non-employee directors has also been revised to eliminate deferred compensation to directors in the form of stock of the Company, the payment of directors’ compensation in the form of stock and the guidelines for directors’ stock ownership in the Company.  The modifications to the compensation policy for non-employee directors are subject to approval of the United States Bankruptcy Court for the District of Delaware and the British Columbia Superior Court.

Item 9.01.      Financial Statements and Exhibits

(d)

99.1   Pope & Talbot, Inc. Non-Employee Director Compensation Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2008.

POPE & TALBOT, INC.
Registrant

By	/s/ Harold N. Stanton
Name: Harold N. Stanton Title: President and Chief Executive Officer